Item 77 C -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Federated U.S. Government Securities Fund:5-10 Years was held on June 21, 1999. The following items, which are required to be reported under this Item 77C, were approved at the meeting:

1. ELECTION OF TRUSTEES.
		Shares Voted Affirmatively		Shares Withheld
Nicholas P. Constantakis
		7,116,588				26,614
John F. Cunningham
		7,118,564				24,638
J. Christopher Donahue
		7,118,564				24,638
Charles F. Mansfield, Jr.
		7,118,564				24,638
John S. Walsh
		7,118,564				24,638


2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE FUND'S INDEPENDENT AUDITORS.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
7,102,283			10,256			30,662

3. TO MAKE CHANGES TO THE FUND'S FUNDAMENTAL INVESTMENT POLICIES:

a. To approve amending the Fund's fundamental investment policy regarding diversification.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,968,775			99,636			57,338

b. To approve amending the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,923,389			139,002			63,357


c. To approve amending the Fund's fundamental investment policy regarding investments in real estate.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,089,820			972,321			63,608

d. To approve amending the Fund's fundamental investment policy concerning investments in commodities.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,071,224			988,018			66,507

e. To approve amending the Fund's fundamental investment policy regarding lending.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,710,479			338,998			76,272

f. To approve amending the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,826,643			240,900			58,206

g. To approve amending and making non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,051,864			1,011,727		62,157

h. To approve amending and making non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,076,911			984,089			64,748

4. To approve eliminating the Fund's fundamental investment policy on selling securities short.

SHARES VOTED 		 	SHARES VOTED		SHARES ABSTAINING
Affirmatively			Negatively
5,079,694			985,675			60,379

The Definitive Proxy Statement for the Special Meeting held on June 21, 1999 was filed with the Securities and Exchange Commission on May 6, 1999, and is incorporated by reference. (File No. 811-07309)

Current as of:  8/18/94